EXHIBIT 10.2

                                 Lease agreement


Party A: Qufu LuCheng ChiYa Resident Committees (Lessor)

Party B: Sunwin Tech Group, Inc.  (Leaser)

Party A signed a lease agreement with the immediate management of Party B at 6 Youpeng Road compound (104 national Highway east, 1,500,000 square feet). The lease term is 10 years, started from Aug 20, 1992 to Aug 20, 2002. According to provision 10 of the agreement, both parties are willing to renew the agreement with negotiation and both parties agree upon the renewed term as following:

1. Party B will continue to lease the same place as indicated in the former agreement;

2. Lease term is for 10 years, start from Aug 20, 2002 to Aug 20,
2012;

3. Lease fee and payment:

       a. Lease fee is $22,000 USD per year with 10 years sum to $220,000USD;
       b. Party B shall make the payment in advance, one payment per year until the agreement expires;

4. Party A may terminate the agreement solely provided Party B sublease this premise to a third party; 5. Expired provisions that are different from renewed agreement will be replaced by this agreement while those not listed in this agreement are still valid.

6.       This agreement does not need to be notarized.

7.       This agreement is enforced upon both signed.

8.       This agreement exists 4 copies, each party holds 2 copies.



Party A (Signed)                    Party B (Signed)


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